Business Entity - Filing Acknowledgement

09/21/2021

Work Order Item Number:	W2021092101033 - 1596731
Filing Number:	20211764903
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	09/21/2021 11:45:32 AM
Filing Page(s):	5

Indexed Entity Information:
Entity ID: E0305332018-1	Entity Name: SOCIETY PASS INCORPORATED.
Entity Status: Default	Expiration Date: None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

/s/ Barbara K. Cegavske

BARBARA K. CEGAVSKE

Secretary of State

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Business Number

E0305332018-1

Filing Number

20211764903

Filed On 09/21/2021 11:45:32 AM

Number of Pages 5

 TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : Entity or Nevada Business Identification Number (NVID) : NV20181454535
2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and

78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

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Profit Corporation:
Certificate of Amendment (Pursuant to NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 09/21/2021 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐The purpose of the entity has been amended. The authorized shares have been amended.

☐The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐Articles have been added.

☐ Articles have been deleted

☒ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended by adding: Upon the filing of this Amendment with the Secretary of State of the State of Nevada (the “Effective Time”), each two and one-half (2.5) outstanding shares of Common Stock (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain at ninety five million (95,000,000) shares. No fractional shares shall be issued in connection with the Reverse Split, but shall be rounded up to the nearest whole number.

(attach additional page(s) if necessary)

6. Signature: (Required)

/s/ Dennis Nguyen, Officer

Signature of Officer, Incorporator or Authorized Signer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

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Profit Corporation:
Certificate of Amendment (Pursuant to NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (Pursuant to NRS 78.403)
Officer’s Statement (Pursuant to NRS 80.030)

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: SOCIETY PASS INCORPORATED. Entity or Nevada Business Identification Number (NVID): NV20181454535
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.
3. Type of

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

Amendment Filing
Being Completed:
(Select only one box)
(If amending, complete
section 1, 3, 5 and 6.)

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and

78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 74.07%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

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Profit Corporation:
Certificate of Amendment (Pursuant to NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (Pursuant to NRS 78.403)
Officer’s Statement (Pursuant to NRS 80.030)

1. Effective Date and Time: (Optional)	Date:
5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been delted

☒ Other

The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended by adding: Upon the filing of this Amendment with the Scretary of State of the State of Nevada (the “Effective Time”), each two and one-half (2.5) outstanding shares of Common Stock (the “Old Common Stock”) shall be cobined and converted into one (1) share of Common Stock (the “New Common Stock”)

6. Signature: (Required)	/s/ Dennis Nguyen, Executive Director

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain at ninety five million (95,000,000) shares. No fractional shares shall be issued in connection with the Reverse Split, but shall be rounded up to the nearest whole number.

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